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Exhibit 10.5.2

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

        THIS AMENDMENT TO THE EXECUTIVE EMPLOYMENT AGREEMENT is made effective as of January 26, 2006 by and between Government Liquidation.Com, LLC., a Delaware limited liability company (the "Company"), and the undersigned ("Executive").

Recitals:

        A. Executive and the Company entered into an executive employment agreement dated as of May 15, 2001 (the "Executive Employment Agreement"); and

        B. Executive and the Company wish to amend the terms of the Executive Employment Agreement in this Agreement.

Agreement:

        NOW, THEREFORE, to induce Executive to continue such Executive's employment with the Company, and in consideration of the agreements contained herein and of such other good and valuable consideration, the sufficiency of which Executive acknowledges, the Company and Executive, intending to be legally bound, hereby agree that the Executive Employment Agreement is hereby amended in the following respect:

        The following section, entitled "8.7 Code Section 409A Matters," is hereby added to the Executive Employment Agreement:

        "Anything in this Agreement to the contrary notwithstanding, if (A) on the date of Executive's "separation from service" (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the "Code")) with the Company, Executive is a "specified employee" (within the meaning of Section 409A(a)(2)(B)(i) of the Code) and (B) as a result of such separation from service, Executive would receive any payment under this Agreement that, absent the application of this Section 8.7, would be subject to the additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(2)(B)(i) of the Code, then no such payment shall be payable prior to the date that is the earliest of (1) six months after the Executive's separation from service, (2) the Executive's death or (3) such other date as will cause such payment not to be subject to such additional tax. Any payments which are required to be delayed as a result of this Section 8.7 shall be accumulated and paid as a lump-sum on the earliest possible date determined in accordance the preceding sentence."

        [THIS SPACE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

GOVERNMENT LIQUIDATION.COM, LLC
By: /s/ WILLIAM P. ANGRICK, III William P. Angrick, III Title: Chairman and Chief Executive Officer
Agreed and Accepted:
By: /s/ BEN BROWN

NAME: Ben Brown

Address:	11400 Classical Ln. Silver Spring, MD 20901

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AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT